EXHIBIT 99.1


                                                                 EXECUTION COPY


                                   Amendment
                                      To
                             Employment Agreement

         THIS AMENDMENT to the Employment Agreement (the "Employment Agreement") by and between Park Place Entertainment Corporation (now known as Caesars Entertainment, Inc.) (the "Company") and Stephen F. Bollenbach (the "Executive"), dated as of the "Split Date" (as defined in the Employment Agreement), is made effective June 8, 2005.

         WHEREAS, the Company, Harrah's Entertainment, Inc. ("Harrah's") and Harrah's Operating Company, Inc., a wholly owned subsidiary of Harrah's ("HOC") have entered into the Agreement and Plan of Merger, dated as of July 14, 2004 (the "Merger Agreement"), pursuant to which, among other things, the Company will merge with and into HOC (the transactions contemplated under the Merger Agreement, the "Merger");

         WHEREAS, in anticipation of the consummation of the Merger, the Company and the Executive (with the consent of Harrah's) have agreed to terminate the Employment Agreement effective as of immediately prior to the consummation of the Merger and to provide for satisfaction of the Executive's rights thereunder;

         NOW, THEREFORE, by mutual agreement of the Company and the Executive, the Employment Agreement is hereby amended by inserting as a new Section 14 thereof, the following:

                  14. TERMINATION OF AGREEMENT.

                  (a) The Agreement and the Employment Period shall terminate, without further action being required on the part of either party hereto, as of immediately prior to the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of July 14, 2004, by and among the Company, Harrah's Entertainment, Inc. ("Harrah's") and Harrah's Operating Company, Inc. (such transaction, the "Merger"), subject to the actual consummation of the Merger (the effective time of termination, the "Termination "), subject to the payment by the Company of the benefits described in Section 14(b) below.

                  (b) The Company and the Executive agree that immediately prior to the consummation of the Merger the Company will pay or cause to be paid to the Executive the following amounts pursuant to the terms of the Agreement, subject to tax withholding as provided in
         Section 11(d):

                           (i) in accordance with Section 5(a), a cash lump
                  sum equal to the sum of (A) the Accrued Obligations, calculated to the Termination, (B) $299,000, in respect of the Executive's rights to severance following a Change in Control, and (C) all amounts previously deferred by the Executive and not yet paid to the Executive as of the Termination; and

                           (ii) in accordance with Section 9(c), a cash lump
                  sum equal to the Gross-Up Payment.

                  (c) In accordance with Section 5(a), the Executive's receipt of the payments set forth in Section 14(b) above shall be conditioned upon the Executive's execution, and non-revocation, of a Release substantially in the form attached hereto as Annex 1. If the payments set forth in Section 14(b) above are made prior to the expiration of the revocation period, and Executive revokes the Release, the Executive shall immediately repay all amounts received from the Company pursuant to this Section 14.

                  (d) Each of the Company and the Executive acknowledges and agrees that, notwithstanding any provision of the Agreement to the contrary:

                           (i) the payments set forth in this Section 14 shall
                  be in full satisfaction of all of the Executive's rights under the Agreement (other than any rights that the Executive may have (1) in respect of the Incentive Options granted pursuant to the provisions of Section 3(d), which rights shall remain outstanding following the Termination in accordance with the terms thereof and of the Stock Plan or
                  (2) to have his legal fees reimbursed in accordance with
                  Section 10); and

                           (ii) following Termination neither the Company nor
                  the Executive shall have further rights or obligations under this Agreement, except as provided under Sections 7, 9(d),
                  (e), (f) and (g), and 10 (it being understood that nothing in Section 7 shall be construed as preventing the Executive from providing services in any capacity, including, without limitation, as an officer, director or employee, to Hilton Hotels Corporation or Harrah's Entertainment Inc., or any subsidiary or affiliate of either of the foregoing).

         Except as provided in this Amendment, the Agreement shall remain in full force and effect until the Termination.

         This Amendment may be executed in counterparts, each of which shall constitute an original, and said counterparts shall constitute but one and the same instrument.

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         IN WITNESS WHEREOF, the Company's authorized representative and the
Executive have set their hands as of the date first set forth above.


                                                 CAESARS ENTERTAINMENT, INC.

                                                 /s/ Bernard E. DeLury, Jr.
                                                 -------------------------------
                                                 By:    Bernard E. DeLury, Jr.
                                                 Title: Executive Vice President


                                                 /s/ Stephen F. Bollenbach
                                                 -------------------------------
                                                 Stephen F. Bollenbach